Exhibit 10.6
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                                Pop Starz Records
                             1000 West Ave. # PH 19
                           Miami Beach, Florida 33139

                                                  Dated as of: December 29, 2006

Janice Hayes Tierney
711 NW 42nd Way
Deerfield Beach, FL 33442

    RE: POP STARZ RECORDS -W- JANICE HAYES TIERNEY F/S/O MORGAN NICOLE HAYES
        P/K/A MORGAN HAYES

Dear Janice,

    This letter shall constitute the understanding between Janice Hayes Tierney (hereinafter referred to as "Grantor" or "You") and Pop Starz Records (hereinafter referred to as "PSR") with respect to the exclusive services of the artist currently known as Morgan Nicole Hayes.

1.  Representations, Warranties and Covenants:

You hereby represent, warrant and agree that during the term of this agreement, you will furnish as grantor to PSR the exclusive recording, songwriting and other services of Morgan Nicole Hayes, professionally known as ("p/k/a") "Morgan Hayes" (hereinafter individually referred to as "Artist") in the Territory as provided herein. All references in this agreement to "Grantor", "you", and "Artist" will be understood to refer to you as grantor with respect to Artist and the subject matter herein.

2. Term/Commitment: (a) The term of this agreement and the initial Contract Period hereunder will begin on the date hereof. Each Contract Period hereunder will end, unless extended as provided herein, on the date six (6) months after PSR's United States retail street date for the last Album Delivered by you in fulfillment of your Recording Commitment for the Contract Period concerned, but in no event longer than eighteen (18) months. Notwithstanding the foregoing, but subject to the other provisions of this agreement, no Contract Period will end prior to the date ten (10) months after the date of the commencement of such Period. For the avoidance of doubt the term "retail street date" shall mean either a physical or digital release as the terms are commonly understood in the entertainment industry.

    (b) You hereby grant PSR five [5] separate options, each to extend the term of this agreement for one additional Contract Period per option ("Option Period") on the same terms and conditions applicable to the initial Contract Period except as otherwise provided herein. PSR may exercise such an option by giving you notice at any time before the expiration of the Contract Period then in effect paying any applicable advances. If PSR exercises such an option, the Option Period concerned will begin immediately after the end of the then current Contract Period (or, if PSR so advises you in its exercise notice, such Period will begin on the date of such exercise notice).

3. Recording Obligation and Procedure: Masters shall be recorded and produced in accordance with first class standards of the recording industry. PSR shall have creative control over all creative elements of the Masters, including, without limitation, compositions and budgets, prior to Artist recording the Masters. Artist shall deliver multi-track recordings, and stereo mixed down Masters of the same, reflecting then state of the art recording techniques. Masters shall be commercially satisfactory for use in the production and manufacture of Records as now or hereinafter used in the recording industry. Producer shall furnish PSR, in writing, with all information, consents and clearances for PSR to fully exploit the Masters, including, without limitation, mechanical licenses, label copy and all information required to be submitted to unions, guilds and other Persons. PSR will pay all Recording Costs in connection with Masters made

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hereunder in accordance with a recording budget approved by PSR (the "Approved
Budget"). Any Recording Costs in excess of the Approved Budget (unless caused solely by PSR's acts or omissions) or penalties charged to PSR will be your sole responsibility and will be paid by you promptly (or reimbursed by you if paid by PSR). Those amounts will also be recoupable from all monies becoming payable by PSR to you under this Agreement. Monies paid to you under this Agreement include the prepayment of session union scale to you as provided in the applicable union codes and you agree to complete any documentation required by applicable unions. For the avoidance of doubt, all Recording Costs shall be fully recoupable from all monies becoming payable by PSR to you under this Agreement.

4. Rights: (a) You warrant, represent and agree that throughout the Territory PSR is the sole, exclusive and perpetual owner of all Masters Delivered hereunder or otherwise recorded by Artist during the term of this agreement, all Videos, Artwork, Websites produced or created hereunder which ownership entitles PSR, among other things, to all right, title and interest in the copyright in and to Masters, Videos, Artwork and Websites (but excluding the copyrights in the Compositions contained therein, except as otherwise provided herein). Each Master, Video, Artwork, and Website made under this agreement or during its term, from the inception of its recording, will be considered a "work made for hire" for PSR. PSR and its subsidiaries, licensees and affiliates shall have the sole and exclusive right to manufacture and exploit Records derived from all or a portion of the Masters on any so called compilations of the Masters and on any so called "greatest hits" or "best of" compilations in addition to the delivery commitment hereunder and shall have the exclusive right to use Artist's professional names, by which Artist is or may become known, Artist's voice, likenesses, photographs, images, autograph, biographical information, logos, trademarks, service marks, mixes of recordings and Voice Products (voicemail messages, voice greetings and other similar audio and audiovisual recordings embodying the Artist's voice with or without the Artist's image, sound recordings and/or audiovisual recordings) for advertising, promotion and trade relating to the exploitation of Records and general goodwill advertising in any format, through any manner and any media now or hereinafter known, including but not limited to digital electronic music distribution, wireless and mobile communication devices, fixed-line communications devices or other communications or transmission technology now known or hereafter devised including without limitation applications involving the transmission, distribution, making available by way of download or streaming, or use in ring tones, ringback tones, alert tones, so-called "speechtones", games, so-called "voice cards" or voice mail greetings, animated wallpapers or screensavers. PSR shall have the right to use Artist's and any producer's, names, biographical material and likenesses for advertising, promotion and trade relating to the exploitation of Records and general goodwill advertising subject to your right to approve such names, biographical material and likenesses which approval shall be given within three
(3) business days of the request and shall be deemed to have been given after the expiration of such three (3) day period. Such approval shall be deemed given in the case of any likeness, biography or photographs supplied by you.

5. Advances: PSR shall pay, as Advances to be charged against and be recoupable from royalties accruing to Artist's account hereunder, the following:

    (a) In connection with your Delivery to PSR of the Masters constituting an Album in fulfillment of your Recording Commitment, PSR will pay you an Advance as follows:

        (1) Albums recorded during the initial Contract Period: Eight Thousand Dollars ($8,000.00).

        (2) Albums recorded during the second thru the fifth Option Periods, the amount equal to two thirds (2/3) of the lesser of (i) the average royalties earned by you (after provision for reasonable reserves) on USNRC Net Sales of the last two (2) Albums of your Recording Commitment, or (ii) the royalties earned by you (after provision for reasonable reserves) on USNRC Net Sales of the immediately preceding Album of the Recording Commitment,

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computed as of the date six (6) months after the initial United States release date of the applicable Album. Notwithstanding anything to the contrary contained in this subparagraph, the Recording Fund for Albums recorded in fulfillment of your Recording Commitment for the Option Periods hereof will not be less than Twenty Thousand Dollars (20,000.00) and will not exceed Fifty Thousand Dollars ($50,000.00).

        (3) Each Advance referred to in this paragraph will be paid according to the following schedule:

        (1) With respect to the first Album:

            (A) Four Thousand Dollars ($4,000.00) promptly after execution of this agreement;

            (B) The balance, if any, promptly after Delivery of the Album.

        (2) With respect to each subsequent Album:

            (A) Promptly after PSR has approved all relevant preconditions to recording (e.g. budget, Compositions, producer, etc.) and the recording of such Album has commenced, PSR will pay one half (1/2) of the amount; and

            (B) The balance promptly after Delivery of the Album concerned.

6. Royalties: PSR shall accrue to Artist's account the following royalties on Net Sales of the applicable Records in accordance with the provisions of Article 7 below, provided, however, no royalties shall accrue (except for accounting purposes) or be due or payable to Artist until such time as all Advances have been recouped by or repaid to PSR :

    (a) Singles sold in the United States or Puerto Rico: Nine Percent (9%) (the "Basic Rate") of the Royalty Base; Albums sold in the United States or Puerto
Rico: Twenty Five Percent (25%) of the Royalty Base.

    (b) On Records sold for distribution through normal retail channels outside the United States, the Basic Rate for the country concerned will be the indicated percentage of the United States Basic Rate for the configuration concerned:

        (1) Canada: 100%.

        (2) United Kingdom, Germany and Japan: 66 2/3%.

        (3) Elsewhere: 50%.

    (c) With respect to Midline Records, EPs, and Records sold to the Armed Forces Post Exchanges or to the United States or a state or local government, the royalty rate is two thirds (2/3) of the Basic Rate in the country concerned for the configuration concerned. With respect to Budget Records, premium records, Records sold by Company itself in the United States in connection with a direct response television campaign, direct mail or mail order, and Records in the form of transparent or colored vinyl, the royalty rate is one half (1/2) of the Basic Rate in the country concerned for the configuration concerned. With respect to any Record sold by Company or its licensee in conjunction with a television advertising campaign, during the semi-annual accounting period in which that campaign begins as well as the next two (2) such periods, the royalty rate with respect to the advertised Records sold in the countries in which the campaign occurs is one half (1/2) of the otherwise applicable royalty rate. With respect to any Multiple Record

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Album, the royalty rate is the Basic Rate in the country concerned for the configuration concerned if, at the beginning of the royalty accounting period concerned, the Published Price to Dealers of such Album is at least the number of cassettes, compact discs or other configuration packaged together times the Published Price to Dealers for "top-line" Albums marketed by Company or its principal licensee in the country where the Multiple Record Album is sold (the "top-line" price). If the Published Price to Dealers applicable to such Multiple Record Album is less than the number of cassettes, compact discs or other configuration packaged together times the "top-line" price, then the applicable royalty rate for such Multiple Record Album will be equal to the otherwise applicable royalty rate multiplied by a fraction, the numerator of which is the Published Price to Dealers of such Multiple Record Album, and the denominator of which is the number of cassettes, compact discs or other configuration packaged together times the "top-line" price (but not less than one half (1/2) of the applicable royalty rate prescribed in paragraph 7.01 for such Album). With respect to compact discs and DEMD, the royalty rate (which will be deemed to be the Basic Rate with respect to such configuration) is one hundred percent (100%) of the otherwise applicable royalty rate in the applicable country for the configuration and price category concerned. With respect to Records sold in the form of new configurations (including, but not limited to, Digital Compact Cassette, DVD and SACD (Super Audio Compact Disc), Mini Disc, the royalty rate (which will be deemed to be the Basic Rate with respect to such configurations) is seventy-five percent (75%) of the otherwise applicable royalty rate in the applicable country for the configuration and price category concerned.

    (d) Notwithstanding the generality of the foregoing regarding DEMD, in the event that Company shall distribute or authorize Persons to distribute Records by means of DEMD, the royalty to be accrued hereunder in respect of such exploitation shall be determined by applying the applicable royalty rate and Royalty Base set forth herein for an equivalent Record; however, the following deductions shall not apply when computing Artist's royalty with respect to any such DEMD: (a) container charges (as set forth in paragraph 14.08); (b) new technology deductions (as set forth in paragraph 14.28(c)); and (c) free goods (as set forth in paragraph 8.01). For the avoidance of doubt, whether a particular Record is distributed by means of DEMD as an individual Master recording or such Master Recording is part of an Album, the royalty that shall be accrued hereunder shall be the applicable Album royalty rate pursuant to the terms set forth herein.

    (e) Your royalty will be the sum equal to fifty percent (50%) of Company's net receipts with respect to the following Records and/or exploitation of Masters recorded hereunder: (a) Records sold through record clubs or similar sales plans; (b) licenses for methods of distribution such as "key outlet marketing" (distribution through retail fulfillment centers in conjunction with special advertisements on radio or television), direct mail, mail order, or by any combination of the methods set forth above or other methods; (c) licenses for distribution other than through Normal Retail Channels or other than by the primary distributor(s) of Company in the territory concerned for the configuration concerned; and (d) any and all other licenses of Master recordings not specifically provided for herein.

    (f) Videos: ten percent (10%) of the Royalty Base on top-line in the U.S., five percent (5%) of the Royalty Base on top-line ex-U.S. Fifty percent (50%) of topline rate on less than top-line.

    (g) Notwithstanding the foregoing, in the case of digital download and streaming sales, Artist will receive the full album rate without any packaging or new technology deduction.

7.  Mechanical/Synchronization Copyrights:

    (a) Each Controlled Composition is hereby licensed to PSR at seventy-five percent (75%) of the Statutory Rate in effect at the time of release the applicable Master. The rate for exploitations of Masters set forth in paragraphs 6(d)-(e) above shall be three-quarters (3/4) of the rate in the previous sentence. Copyright royalties will only be paid on

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Net Sales of Records. Copyright royalties shall not be payable with respect to:
(i) Records otherwise not royalty-bearing hereunder; (ii) Compositions which are in the public domain, or are arranged versions of Compositions in the public domain; (iii) non-musical material; and (iv) Compositions which have a playing time of less than one (1) minute and thirty (30) seconds in length.

    (b) Notwithstanding anything to the contrary contained herein, if any Record hereunder embodies more than one (1) Master Recording of a particular Controlled Composition, then PSR shall only be obligated to pay the copyright royalty rate(s) referred to in paragraph 9.01(a) with respect to only one (1) such Master Recording.

    (c) (i) Grantor hereby licenses each Controlled Composition to PSR for Audio-Visual Recordings and the exploitation thereof without payment.

        (ii) Grantor shall procure from the applicable copyright proprietors an irrevocable written consent to PSR's recording of each non-Controlled Composition for Audio-Visual Recordings and the exploitation thereof without payment.

        (iii) If PSR is required to pay any copyright proprietor for commercial exploitation rights in connection with an Audio-Visual Recording, then PSR may deduct the amount of such payment from royalties otherwise accruing to Grantor hereunder with respect to such Recording.

    (d) PSR will hold reserves on mechanical royalties and shall liquidate them fifty percent (50%) after twelve (12) months of the accounting period in which the reserve was established, twenty-five percent (25%) after eighteen (18) months of the accounting period in which the reserve was established and one-hundred percent (100%) after twenty-four (24) months of the accounting period in which the reserve was established. Overpayments of mechanical royalties shall be immediately reimbursed by Artist and/or be deemed Advances. Artist's rights to audit books for mechanical royalties on Controlled Compositions are the same as set forth in paragraph 6 above.

    (e) PSR shall have no obligation to pay an aggregate of copyright royalties in excess of the following amounts multiplied by the applicable rate set forth in 7(a) above: (i) Album: ten (10); (ii) Singles, EPs, Long Play Singles or any other Record: two (2).

8.  Co-Publishing and Administration of Copyrights:

    (a) Artist hereby irrevocably assigns to PSR's music publishing designee a co-publishing interest of fifty percent (50%) in all of Artist's right, title and interest in and to all musical compositions written, owned and/or controlled by Artist, alone or with others, in whole or in part, directly or indirectly, at any time during the Term (the "Compositions"), including, without limitation, all copyrights therein, all renewals, extensions and reversions thereof, and all claims and causes of action related to the Compositions accrued or accruing at any time, throughout the universe in perpetuity. Artist also hereby irrevocably assigns to PSR the sole and exclusive right to administer one hundred percent (100%) of each of the Compositions and the copyrights therein (including Artist's share thereof) throughout the universe in perpetuity, including without limitation the exclusive right to grant rights and licenses in the Compositions, to act as the publisher thereof, and to exercise or refrain from exercising any and all rights therein, as if PSR were the sole owner of the Compositions and all copyrights therein. Artist agrees to execute any and all further instruments or documents to effectuate or evidence the rights granted to PSR herein, and hereby irrevocably authorizes and appoints PSR as Artist's attorney-in-fact, to execute in Artist's name and on Artist's behalf, any and all of the foregoing instruments as well as any and all other documents necessary to secure, register, renew and/or extend the copyrights in the Compositions for PSR's and Artist's benefit throughout the universe, such power being coupled with an interest and being irrevocable.

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    (b) PSR will credit the following percentages of Net Income to Artist's account:

        (i) Original Mechanical Royalties: Seventy-five (75%) percent;

        (ii) Public Performance Royalties: Fifty (50%) percent (except that with respect to public performance income payable by a performing rights society that pays the "writer's share" of such income directly to writers, Artist will be entitled to receive 100% of the "writer's share" of public performance royalties directly from such performing rights society, and PSR will be entitled to receive 100% of the "publisher's share" of public performance royalties directly from such society, of which PSR will credit 50% of such "publisher's share" to Artist's account hereunder);

        (iii) Synchronization income from licensing Compositions for use in motion pictures, television programs and commercials: Seventy-five (75%) percent; (iv) Print income: Seventy-five (75%) percent; (v) All other income (other than legal recoveries): Seventy-five (75%) percent; (vi) Sums paid to PSR as a result of claims made by PSR against infringers: Seventy-five (75%) percent after costs (including legal fees) have been recouped out of such recovery.

    (c) "Net Income" shall mean all monies actually received by PSR in the United States in United States dollars from the exploitation of the Compositions throughout the Territory, net of any and all administration fees retained by PSR's worldwide administrator(s) and fees of any trustee or licensing or collecting agent for the licensing of synchronization, mechanical, or other rights in the Compositions; and less the costs of creation and exploitation of any new adaptation or translation and of registering the copyrights in the Compositions.

    (d) PSR will account to Artist directly no less frequently than semi-annually for all royalties payable to Artist under this paragraph 8. Artist shall have the right, upon thirty (30) days notice and during normal business hours not more than once a year, and not more than once with respect to any accounting statement, to examine or have its duly authorized representative or accountant examine PSR's books and records insofar as they pertain to the computation of royalties payable to Artist hereunder in respect of the Compositions. All statements hereunder shall be deemed final and not subject to objection unless specific objection stating the basis thereof is made by written notice to PSR, and suit is commenced, within two (2) years from the date the statement is rendered.

9.  Other Music Activities:

    (a) During the Term, Artist hereby appoints PSR as Artist's sole and exclusive advisor with respect to the advancement and development of Artist's career in the entertainment industry. Without limiting the generality of the foregoing, during the Term, PSR shall advise, counsel and assist Artist in connection with all matters relating to Artist's career in all Other Music Activities in all branches of the music industry, including, without limitation, with respect to publicity, promotion, public relations, advertising, the proper formats for presentation of Artist's talents, compensation, agreements for Artist's services, selection and supervision of persons to counsel, advise, procure employment for, and/or otherwise render services to Artist, and acting as Artist's negotiator for terms of all agreements for Artist's talents in the entertainment industry and the products thereof.

    (b) In consideration of the foregoing, Artist hereby directs that all of Artist's Other Music Activities Income received at any time (whether during or after the Term) from any and all services rendered by Artist in the entertainment industry during the Term, and/or from any and all agreements, contracts, or engagements in the entertainment industry secured during the Term, shall be paid directly to PSR. PSR shall be entitled to retain for its own account a fee equal to twenty-five percent (25%) of such Artist's Other Music Activities Income; provided, however, that PSR shall not receive any share of Artist's Other Music Activities Income payable to Artist under

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this Recording Agreement or the Co-Publishing Agreement. In the event Artist engages a mutually-approved business manager at any time during the Term, then all of Artist's Other Music Activities Income shall be directed to such business manager instead of to PSR, and such business manager shall pay PSR its share of such Artist's Other Music Activities Income as provided herein.

    (c) During the Term, PSR shall be authorized to incur reasonable and necessary business costs, fees or expenses on Artist's behalf in connection with Artist's career in the entertainment industry. All such direct and out of pocket costs (other than those deductible by PSR under the Recording Agreement or Co-Publishing Agreement, such as Recording Costs, and Advances) shall be recouped from monies due to Artist.

    (d) Until such time that Artist engages a mutually-approved business manager, PSR shall maintain accurate books and records of all business transactions undertaken by PSR on Artist's behalf. PSR shall render periodic accountings to Artist no less frequently than semi-annually, reflecting Artist's Other Music Activities Income for such accounting period and all deductions therefrom including PSR's fee and all deductible costs incurred on Artist's behalf, accompanied by payment to Artist of the net sum thereon shown to be due to Artist for such accounting period.

    (e) PSR shall have the right to authorize the use of Artist's name, likeness, voice and photographs for the purpose of advertising any products or services in the entertainment industry, including, without limitation, the Masters, Compositions and Records derived therefrom.

    (f) Artist expressly acknowledges that PSR is not an employment agent or theatrical agent or licensed as such, and that PSR has not to date procured nor will PSR in the future procure employment for Artist. PSR's Artist development services are not exclusive to Artist, and PSR may perform similar services for other artists. During the Term, you agree to pursue your career in the entertainment industry in a consistent manner, to follow PSR's advice, and to consult with PSR prior to accepting any offers of employment.

10. Release Commitment:

    (a) Provided you have fulfilled all your material obligations under this agreement, Company will release in the United States each Album recorded in fulfillment of your Recording Commitment within four (4) months after Delivery of the Album concerned. If Company fails to do so you may notify Company at any time after the end of the four (4) month period concerned (but before commencement of recording of the next Album of your Recording Commitment hereunder), that you intend to terminate the term of this agreement unless Company releases the Album within two (2) months after Company's receipt of your notice (the "cure period"). If Company fails to release the Album before the end of the cure period, you may terminate the term of this agreement by giving Company notice (the "Termination Notice") within thirty (30) days after the end of the cure period. On receipt by Company of your Termination Notice, the term of this agreement will end and all parties will be deemed to have fulfilled their obligations hereunder except those obligations that survive the end of the term (e.g., warranties, rerecording restrictions and obligations to pay royalties). Notwithstanding paragraph 2, in the event you fail to give Company the Termination Notice within said thirty (30) day period with respect to the last Album to be Delivered in fulfillment of your Recording Commitment in any Contract Period, you may at any time thereafter notify Company that the applicable Contract Period will end on the date four (4) months from the date of the notice (but in no event earlier than one (1) year from the commencement of the Period), and Company will have through the last day of the Contract Period to exercise its Option (if any) for the next Option Period. Your only remedy for failure by Company to release an Album will be as described in this paragraph. If you fail to give Company the Termination Notice within the period specified, your right to terminate as to that Album will lapse.

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11. Accountings:

    (a) Accountings and royalty statements due within ninety (90) days after the end of each semi-annual accounting period. PSR shall hold reasonable reserves for Record sales.

    (b) Royalties for sales ex-U.S. shall be computed in the same currency as PSR is accounted to when payment is received in the U.S., subject to the deduction of any taxes pursuant to country requirements. If PSR does not receive payment in the U.S., PSR may deposit monies in applicable country on Artist's behalf.

    (c) All statements are binding on Artist unless Artist objects within three
(3) years after the statement due date. Artist may only audit PSR's books and records for the four (4) accounting periods prior to such audit, and only once for each statement. Audits shall be conducted by a certified public account at PSR's offices where books and records are kept, during PSR's normal business hours upon prior notice to PSR. Artist may only bring an action on a statement within three (3) years after the statement is due, and the court will have no authority to consider any issues or relief other than the amount of royalties due to Artist. Artist hereby authorizes PSR to withhold any and all taxes and other payments required by law. No Advance or payments shall be made hereunder until Artist has submitted to PSR a standard w-9 IRS form.

12. Warranties and Representations

    (a) Artist is authorized and able to enter into, and fully perform its obligations under this agreement and is a corporation duly organized and existing under the laws of the state of Florida. Artist either owns or controls, without limitations, restrictions or encumbrances whatsoever, all rights granted or purported to be granted to PSR hereunder. PSR will own, possess and enjoy such rights without any hindrance on the part of any Person. Artist has no knowledge of any claim or purported claim which would interfere with PSR's rights or create any liability on the part of PSR.

    (b) Artist shall be solely responsible for, and pay, Artist, producers and all other Persons entitled to receive payments or royalties in connection with the exploitation of the Masters and the rights granted to PSR, and the royalties herein include all such payments. All Masters shall be produced in accordance with all union and guild rules and regulations.

    (c) Artist agrees to and does hereby indemnify, save and hold PSR harmless of and from any and all liability, loss, damage, cost or expense (including attorneys' fees) arising out of or connection with any breach or alleged breach of this agreement or any claim which is inconsistent with any of the warranties or representations made by Artist in this agreement, and agrees to reimburse PSR on demand for any payment made or incurred by PSR with respect to any of the foregoing. Pending final determination of any claim involving such alleged breach or failure, PSR may withhold sums due Artist hereunder.

13. Miscellaneous:

    (a) This writing sets forth the entire understanding between the parties and no modification, amendment or waiver shall bind PSR unless confirmed in writing by the President of PSR. This agreement will be binding on us through and until execution of a long form agreement incorporating the points herein, if any. The long form agreement shall also contain all other of PSR's standard requirements for artist recording agreements. Capitalized terms not defined herein shall have their meanings set forth on Annex I, or PSR's current standard long form recording agreement. PSR may assign this agreement or any of its rights hereunder.

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    (b) This agreement is entered into in the State of Florida and shall be construed in accordance with the laws of Florida applicable to contracts to be wholly performed therein. The parties agree that any controversy arising hereunder shall be adjudicated under the jurisdiction of a competent court within the County of Miami-Dade. The validity or unenforceability of any provision shall not affect the validity or enforceability of any other provision.

    (c) It is recognized that Artist's services are of special, unique, unusual, extraordinary and intellectual character involving skill of the highest order which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated for by damages in an action at law. Inasmuch as any breach of this agreement with respect to such services would cause PSR irreparable damage, PSR shall be entitled to injunctive and other equitable relief, in addition to whatever legal remedies are available to PSR, to prevent or cure any such breach or threatened breach.

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        Please indicate your accordance by signing below and when countersigned by PSR's authorized signatories the foregoing shall serve as our binding and operating agreement unless and until any such more formal agreement is executed, if any.

                                        Best regards,

                                        Pop Starz Records

                                        By: /s/_____________________
                                                 Marlene Cassidy, Esq.
                                                 President

                                        By: /s/_____________________
                                                 Adam Wasserman
                                                 CFO

AGREED TO AND ACCEPTED:

By: /s/_____________________
          Janice Hayes Tierney
          Grantor

INDUCEMENT:

In order to induce PSR to enter into the above agreement with Grantor and in consideration of the execution thereof by PSR, Grantor and Artist guarantee the performance of Artist's obligations under the above agreement, as well as all representations, warranties and other covenants contained in the above agreement. Artist further represents and warrants that Artist is free to enter into the above agreement, and that Artist shall render the services required to be furnished by Artist to PSR.

By: /s/____________________
         Morgan Nicole Hayes
         Artist
         DOB: 12/29/90

PARENTAL GUARANTEE:

The undersigned, Janice Hayes Tierney, hereby certifies warrants and represents that she is the mother and appointed sole custodian and guardian ("Sole Custodian") of Morgan Nicole Hayes, a minor and she guarantees the performance of the minor hereunder. Further she agrees that should PSR seek the removal of the disability of non-age of the minor pursuant to Florida Statute 743.08,09 that Sole Custodian will sign such documents as may be required to obtain same. Sole Custodian agrees to and does hereby indemnify, save and hold PSR harmless of and from any and all reasonable liability, loss, actual out of pocket damage, cost or expense (including attorneys' fees) arising out of or connection with any breach or alleged breach of this guarantee or any claim which is inconsistent with this guarantee made by Sole Custodian, and agrees to reimburse PSR on demand for any payment made or incurred by PSR with respect to any of the foregoing. Pending final determination of any claim involving such alleged breach or failure, PSR may withhold sums due Artist hereunder.

By: /s/____________________
          Janice Hayes Tierney
          Sole Custodian

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                                    "ANNEX I"

                                   Definitions

1. "Advance": A prepayment of royalties, recoupable from all royalties. Any and all monies that are paid directly to Artist or on Artist's behalf, other than Recording Costs, shall be deemed Advances fully recoupable from all monies becoming payable by PSR to you under this Agreement. In the event PSR elects to make any payments for tour support, independent radio promotion, independent publicity, and/or independent marketing, all such payments shall be deemed Advances.

2. "Album" or "LP": shall mean a sufficient number of Masters embodying Artist's performances to comprise one (1) or more Compact Discs, or the equivalent, of not less than forty-five (45) minutes of playing time and containing at least ten (10) different Compositions.

3. "Base Price":

        (a) For Records (other than videos), the PPD, as defined herein.

        (b) The Base Price for videos is the PPD.

"Budget Record" shall mean a Record bearing a Published Price to Dealers equal to no more than two-thirds (2/3) of the Published Price to Dealers in the country concerned of top-line single-unit Records in the configuration concerned.

4. "Container Charge": Percentage of Base Price: ten percent (12 1/2%) for vinyl Albums in a standard sleeve, Long-Play Singles and Singles; fifteen percent (15%) for a disc Album in a double fold jacket or non-standard sleeve or jacket or with inserts; twenty percent (20%) for analog; and twenty five percent (25%) for compact discs (unless PSR applies the dollar-and-cents provisions of paragraph 6(c)) and any other Record not expressly provided for in this paragraph

5. "Controlled Composition": Any composition wholly or partly written, composed, owned or controlled directly or indirectly by Artist, and/or any individual producer of Master Recordings and/or any Person affiliated with one or more of the foregoing or in which one or more of the foregoing has a direct or indirect interest.

6. "Digital Electronic Music Distribution or DEMD": Any transmission to the consumer, whether sound alone, sound coupled with an image, or sound coupled with data, in any form, analog or digital, now known or later developed (including, but not limited to, direct broadcast satellite, point-to-multipoint satellite, multipoint distribution service, point-to-point distribution service, cable system, telephone system, and broadcast station) that is transmitted on-demand or near on-demand, or where a direct or indirect charge is made to receive the transmission, but excluding the manufacture, distribution and sale of records.

7. "Master," "Master Recording" or "Recording": Any recording of sound, whether or not coupled with a visual image, by any method and on any substance or material, whether now or hereafter known, that is or is intended to be embodied in or on a Record or DEMD.

8. "Midline Record": shall mean a Record (and any corresponding DEMD) bearing a Published Price to Dealers equal to more than two-thirds (2/3), but no more than eighty percent (80%), of the Published Price to Dealers as designated from time to time by PSR in the country concerned of top-line single-unit Records in the configuration concerned.

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9. "Net Sales": sales of Records and all DEMD hereunder paid for and not returned, less returns (or in the case of DEMD, less DEMD's subject to return) and credits, after deduction of reserves against anticipated returns and credits. Net Sales specifically exclude DEMD which (for the purpose of promoting DEMD or sales of Records hereunder or the Artist's career) is free of charge to the consumer or which is made available to a consumer on approval or on a time-out basis (whether or not free of charge) provided that such DEMD shall not be excluded from Net Sales in the event that the consumer elects to pay for the DEMD transaction which is on approval.

10. "Other Music Activities": All professional activities of the Artist connected to the music industry including, without limitation, merchandising, advertising, sponsorship, endorsements and tie-ins, touring and live performances and TV appearances.

11. "Other Music Activities Income":

    (a) any and all gross income including salaries, advance fees, royalties, bonuses, gifts, shares of receipts, stocks and stock options paid to Artists or to a third party on behalf of Artist in respect of the Other Music Activities in the Territory;

    (b) any monies recovered by or on behalf of Artist (after payment of costs and legal expenses) from claims, actions or proceedings arising from any alleged breach, non performance or infringement by others of any contracts, engagements or commitments relating to the Other Music Activities;

    (c) after deduction of out of pocket expenses or deductions reasonably incurred in connection with the Other Music Activities, including without limitation booking agent commissions, monies payable to third party co-publishers and co-writers of musical compositions written by Artist and reimbursement for out of pocket expenses incurred by Artist in connection with promotional activities.

12. "Person": Any individual, corporation, partnership, association or other entity, or the legal successors or representative of any of the foregoing.


13. "Published Price to Dealer or PPD": In the case of Records sold by the PSR itself (as opposed to via its licensees) the dealer price of such Records gross of discounts (excluding sales taxes and duties) as published from time to time by the PSR.

    In the case of Records sold by the PSR's licensees:

    (a) where the PSR's licensees account to the PSR on a dealer price basis such dealer price.

    (b) where the PSR's licensees account to the PSR on a price other than a dealer price such other price adjusted in accordance with general industry practice in the country concerned or (if none) in the PSR's reasonable opinion to correspond with or approximate to the dealer price of the Records concerned.

    Notwithstanding the foregoing:

    (a) in respect of premium Records the Published Price to Dealer shall be deemed to be the Net Price per Record paid by the premium user. For the purposes hereof the Net Price shall mean the total price per Record paid by the premium user less the costs (including packaging costs) incurred by the PSR and/or its licensees in manufacturing and supplying such Record to the premium user and less any duties or taxes included in the price;

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

    (b) in respect of Records sold by PSR itself as opposed to its licensees by way of online ordering or instore compilation, the Published Price to Dealer of such Records shall be deemed to be the price received by the PSR after deduction of postage, packaging and any taxes, commissions discounts, rebates, referral fees or similar charges levied upon the PSR in respect of such sales.

"Record" shall mean all forms of reproduction, now or hereafter known, manufactured and/or distributed primarily for personal use, home use, school use, juke box use or use in means of transportation, including but not limited to sound-alone Recordings, audiovisual Recordings, interactive media (e.g., CD-ROM), and DEMD.

14. "Royalty Base": The Base Price less all excise, sales and similar taxes and less the applicable Container Charges. PSR may change the method it computes royalties in the U.S. from a retail basis to another basis (the "New Basis") and royalty rates shall be adjusted so the dollars-and-cents royalty payable for top-line product as of the date of change will be the same amount payable immediately prior to such New Basis; for sales other than top-line product, the adjusted royalty rate shall be reduced pro-rata.

15. "Recording Costs": All amounts representing expenses paid or incurred by Company in connection with the production of finished Masters under this Agreement. Recording Costs include, without limitation, all payments to vocalists, musicians, arrangers, sketchers, conductors, orchestrators, producers, contractors, mixers, re-mixers, engineers, copyists, and all union scale payments required to be made to you in connection with your recording services hereunder, together with payroll taxes thereon, payments used on payroll to any labor organization or designee thereof, advances and/or fees to the producer of the Masters (it being understood that no separate fee or advance shall be payable to you for any producing services in connection with the Masters), the cost of cartage and rental of instruments for such recording sessions, studio costs, transportation costs, hotel and approved living expenses incurred in connection with the preparation and attendance of performers, the individual producers, musicians and other essential personnel at recording sessions, tape editing and their similar costs in connection with the production of the final tape master and the lacquer master, and all other costs generally and customarily recognized as recording costs in the phonograph industry.

16. "Sales Through Normal Retail Channels": Net Sales other than as described in paragraphs 6(e)- 6(h) (except that the fact that a Record is a compact disc will not in and of itself render such a sale not through normal retail channels provided it meets all other requirements therefor).

17. "Statutory Rate": The minimum statutory compulsory license rate for compositions of less than five (5) minutes under the U.S. copyright laws in effect at the time of release any Album herein. In Canada, the prevailing rate agreed upon by the Canadian recording industry and the Canadian music publishing industry in effect at the time of release any Album herein but in no event shall the Canadian Statutory Rate be greater than the U.S. Rate.

18. "USNRC Net Sales": Net Sales through Normal Retail Channels of the applicable Record sold for distribution in the United States.

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